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                                 Exhibit 23.1
                                 ------------


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference in this post-effective amendment no. 4 on Form S-3 to S-1 registration statement of our report dated January 28, 2000, included in L90's Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this post-effective amendment no. 4 on Form S-3 to S-1 registration statement.

/s/ Arthur Andersen LLP


ARTHUR ANDERSEN LLP

Los Angeles, California
February 9, 2001